UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005 (August 10, 2005)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court, Suite 200		37027 (Zip Code)
Brentwood, Tennessee
(Address of principal executive offices)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     On August 10, 2005, the Company entered into an Indenture (the “Indenture”), between the Company, as Issuer, and Citibank, N.A., as Trustee. The Indenture is included as Exhibit 4.1 hereto and is incorporated herein by reference. In connection with the Indenture, the Company issued and sold $225 million aggregate principal amount of its 3.25% convertible senior subordinated debentures due 2025 (the “Debentures”), pursuant to a purchase agreement entered into between the Company and the initial purchasers named therein. The initial purchasers received a discount of 2.5% of the aggregate principal amount of the Debentures. The closing of the sale occurred on August 10, 2005.
     The Debentures were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Debentures then offered and sold the Debentures only to qualified institutional buyers, as defined in Rule 144A under the Securities Act. The Debentures and the common stock issuable upon conversion of the Debentures have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
     The Debentures were issued at a price of 100% of the principal amount of the Debentures, or $1,000 per Debenture, plus accrued and unpaid interest from August 10, 2005. The Debentures will bear regular interest at the annual rate of 3.25%. The Debentures may be converted, under certain circumstances described in the Indenture, into a combination of cash and common stock of the Company. The conversion rate initially will be 16.3345 shares of common stock per $1,000 principal amount of Debentures, which is equivalent to a conversion price of approximately $61.22 per share of common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events. The Debentures may not be redeemed by the Company prior to February 2013. Holders of the Debentures may require the Company to repurchase some or all of the Debentures in February 2013, 2015, and 2020 and upon certain specified corporate transactions.
     The Company intends to use the net proceeds of the offering to repay the borrowings under the Company’s senior subordinated credit facility. Upon the repayment of the senior subordinated credit facility, the Company will expense approximately $2 million of pre-tax debt retirement costs, or $0.02 per diluted share. The remainder of the proceeds will be used for general corporate purposes.
     In connection with the sale of the Debentures, the Company entered into a Registration Rights Agreement, dated as of August 10, 2005 (the “Registration Rights Agreement”), with the initial purchasers, under which the Company has agreed, among other things, to use its commercially reasonable efforts to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Debentures and the common stock issuable upon conversion of the Debentures within 120 days of the earliest date of the original issuance of any of the Debentures and thereafter to use its commercially reasonable efforts to cause such shelf registration statement to become effective under the Securities Act within 210 days after the earliest date of the original issuance of any of the Debentures. If the Company does not comply with the registration obligations described in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Debentures. The Company will not pay additional interest to holders of the common stock, if any, issuable upon conversion of the Debentures. The Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     See Item 2.03, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit
Number	Description

4.1	Indenture, dated August 10, 2005, between LifePoint Hospitals, Inc., as Issuer and Citibank, N.A., as Trustee.

4.2	Form of 3.25% Convertible Senior Subordinated Debenture due 2025 (included as part of Exhibit 4.1).

4.3	Registration Rights Agreement, dated August 10, 2005, between LifePoint Hospitals, Inc. and Citigroup Global Markets Inc. as Representative of the Initial Purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Michael J. Culotta
	Name:	Michael J. Culotta
	Title:	Chief Financial Officer

Date: August 10, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated August 10, 2005, between LifePoint Hospitals, Inc., as Issuer and Citibank, N.A., as Trustee.

4.2	Form of 3.25% Convertible Senior Subordinated Debenture due 2025 (included as part of Exhibit 4.1).

4.3	Registration Rights Agreement, dated August 10, 2005, between LifePoint Hospitals, Inc. and Citigroup Global Markets Inc. as Representative of the Initial Purchasers.